UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 27, 2014

STONE ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

(337) 237-0410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2014, Stone Energy Corporation (“Stone”) entered into a definitive agreement to sell its non-core Gulf of Mexico (GOM) conventional shelf properties to Talos Energy Offshore LLC for cash consideration of $200 million and the assumption of future undiscounted abandonment liabilities estimated at approximately $117 million. These properties represented production volumes of approximately 57 MMcfe per day for the first quarter of 2014 (58% natural gas). Under the terms of the agreement, Stone will retain a four-year option for a 50% working interest in the deep drilling rights on the properties. The estimated proved reserves associated with these properties represented approximately 9% of Stone’s year end 2013 total estimated proved reserves. The effective date of the transaction will be April 1, 2014, and the transaction is expected to close by early August 2014, subject to customary closing conditions and adjustments.

Item 7.01. Regulation FD Disclosure.

On June 30, 2014, Stone issued a press release announcing that it entered into a definitive agreement to sell its non-core GOM conventional shelf properties to Talos Energy Offshore LLC. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release dated June 30, 2014, “Stone Energy Corporation Announces Sale of Non-Core GOM Shelf Properties.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: June 30, 2014	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 30, 2014, “Stone Energy Corporation Announces Sale of Non-Core GOM Shelf Properties.”